Exhibit 23.2



                       Consent of Independent Accountants



         We consent to the inclusion by reference in the registration statements on Form S-3 (Registration No. 333-57337), Form S-8 (Registration No. 333-45589) and Form S-3 (Registration No. 333-45335) of our report dated December 1, 1998, except for Note 18 as to which the date is January 13, 1999, on our audits of the financial statements and financial statement schedules of SoftNet Systems, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                               /s/PRICEWATERHOUSECOOPERS LLP



March 10, 1999
San Jose, California